Exhibit 99.1

AMERICAN PHYSICIANS SERVICE GROUP, INC.

REPORTS 36% INCREASE IN EARNINGS PER SHARE

AUSTIN, TEXAS, November 3, 2008 - American Physicians Service Group, Inc. (“APS”) (NASDAQ:  AMPH) today announced results for the quarter and nine months ended September 30, 2008.  For the three months ended September 30, 2008, net earnings were $7,183,000 or $.99 per diluted share, compared to $5,292,000 or $.73 per diluted share, in the same period last year, or an increase of 36%.  For the nine months ended September 30, 2008, net earnings were $16,709,000 or $2.29 per diluted share, versus $17,268,000 or $3.37 per diluted share in the comparable period last year. Results for the nine months ended September 30, 2007 included an extraordinary gain of $2,264,000, or $.44 per diluted share, resulting from the acquisition of American Physicians Insurance Company (“API”) on April 1, 2007.

Ken Shifrin, APS Chairman of the Board, stated, “We continue to be pleased with the results from American Physicians Insurance Company, our medical malpractice subsidiary.  The excellent earnings and cash flow have been achieved while remaining true to our conservative underwriting, reserving and investing philosophies.  This conservatism is not incompatible with aggressively working to expand our business and during the quarter and nine months ended September 30, 2008 the number of policyholders grew by 4% and 6%, respectively, in a very competitive market.”

Tim LaFrey, president of APS added, “We said last quarter that our historical pattern of reserving at the upper end of the actuarial range increases the likelihood of recurring favorable quarterly reserve adjustments and, indeed, we recognized approximately $9.7 million of favorable development during the quarter just ended. Even with this adjustment, we remain at the high end of the actuarial reserve range in all periods, including the current year.  We have also reduced the number of pending claims since year end, while increasing our reserves per claim.  As Mr. Shifrin said, our investment policy has also been conservative.  We have no auction rate securities or sub-prime mortgage securities, have experienced no defaults in our fixed income securities and do not hold any direct interest in AIG, Lehman Brothers, Washington Mutual, or Freddie Mac or Fannie Mae common or preferred stock.  Our Alt-A mortgage-backed securities holdings now represent only $4.2 million of our $211 million portfolio.  Total cash and marketable securities continue to grow, being $229 million at September 30, 2008 versus $223 million at year end.”

Mr. LaFrey continued, “Our Financial Services business continues to be affected by the general market turmoil, but narrowed its loss significantly compared to the second quarter of 2008.  The full effect of our cost cutting measures is beginning to be reflected and we continue to adjust the business with the goal of achieving profitability at current activity levels.”

Mr. Shifrin concluded, “With our book value per share increasing to $18.69 at the end of the quarter and what we believe are excellent prospects for seeing it continue to grow, we took advantage of the general decline in stock prices during the quarter and repurchased approximately 41,000 of our common shares under our stock buy-back program.  Our board expressed further confidence in our ability to create shareholder value by authorizing an additional $4 million for future share repurchases, and adopting a 10b5-1 plan to provide greater flexibility to make repurchases.  While we may continue to make discretionary purchases as we have previously, the 10b5-1 plan will also permit us to make repurchases when we may otherwise be prohibited under insider trading laws.  We look forward to concluding a successful 2008 and reporting back to you following year-end."

APS is an insurance and financial services firm with subsidiaries and affiliates that provide medical malpractice insurance for physicians and other healthcare providers; and brokerage and investment services to institutions and high net worth individuals. The Company is headquartered in Austin, Texas.

This press release includes forward-looking statements related to the Company that involve risks and uncertainties that could cause actual results to differ materially.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For further information about these factors that could affect the Company’s future results, please see the Company’s recent filings with the Securities and Exchange Commission.  Prospective investors are cautioned that forward-looking statements are not guarantees of future performance.  Actual results may differ materially from management expectations.  Copies of the filings are available upon request from the Company’s investor relations department.

For further information, visit APS’ website at  or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)

Mr. Tim LaFrey, President (or)

Mr. Marc Zimmermann, Chief Financial Officer

American Physicians Service Group, Inc.

1301 S. Capital of Texas Highway, Suite C-300

Austin, Texas 78746

(512) 328-0888

AMERICAN PHYSICIANS SERVICE GROUP, INC.

SELECTED FINANCIAL DATA

(in thousands, except per share data)	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets

Investments	$212,995	$204,802
Cash and cash equivalents	16,491	18,391
Premium and maintenance fees receivables	18,995	15,946
Reinsurance recoverables	17,331	24,554
Deferred policy acquisition costs	2,720	2,514
Deferred tax assets	10,300	7,402
Property and equipment, net	609	350
Intangible assets	1,264	1,045
Federal income tax receivable	-	1,957
Prepaid and other assets	4,112	5,837

Total assets	$284,817	$282,798

Liabilities

Reserve for loss and loss adjustment expense	$93,447	$101,606
Unearned premiums and maintenance fees	39,807	35,417
Funds held under reinsurance treaties	4,363	4,651
Trade accounts payable	354	996
Accrued expenses and other liabilities	6,085	7,594
Mandatorily redeemable preferred stock	7,477	8,554

Total liabilities	151,533	158,818

Common stock	713	721
Additional paid-in capital	77,622	79,752
Accumulated other comprehensive income (loss)	(2,626)	545
Retained earnings	57,575	42,962

Total shareholders’ equity	133,284	123,980

Total liabilities and shareholders’ equity	$284,817	$282,798

Shares outstanding	7,131	7,214

Book value per share	$18.69	$17.19

SELECTED FINANCIAL DATA

(UNAUDITED)

(in thousands, except share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUES
Gross premiums written	$21,246	$22,239	$51,106	$37,284
Premiums ceded	711	504	1,087	3,922
Change in unearned premiums	(6,248)	(5,112)	(4,536)	(3,129)

Net premiums earned	15,709	17,631	47,657	38,077

Investment income, net of investment expense	2,996	2,904	9,011	5,743
Realized capital (loss), net	(474)	(3,195)	(4,312)	(3,659)
Management service and other revenue	97	105	150	3,834
Financial services	1,558	5,434	4,835	17,623

Total revenues	19,886	22,879	57,341	61,618

EXPENSES
Losses and loss adjustment expenses	2,259	4,624	11,347	7,786
Other underwriting expenses	2,817	2,818	8,116	5,409
Management service expenses	-	-	-	3,823
Financial services expenses	2,127	4,907	8,013	15,599
General and administrative expenses	1,502	1,608	4,221	3,800
Impairment of goodwill	-	-	-	1,247

Total expenses	8,705	13,957	31,697	37,664

Income tax expense	3,998	3,630	8,935	8,949
Minority interests	-	-	-	1

Net income before extraordinary gain	$7,183	$5,292	$16,709	$15,004

Extraordinary gain, net of tax	-	-	-	2,264
Net income	$7,183	$5,292	$16,709	$17,268

Diluted income per share	$0.99	$0.73	$2.29	$3.37

Diluted weighted average shares outstanding	7,244	7,253	7,286	5,114

SELECTED INSURANCE DATA FOR API, pre and post merger

Claims History

	Claims Reported in the Quarter	Open Claims at Quarter End
Date
September 30, 2008	114	681
June 30, 2008	92	667
March 31, 2008	98	688
December 31, 2007	128	740
September 30, 2007	89	746
June 30, 2007	84	822
March 31, 2007	113	848
December 31, 2006	102	808
September 30, 2006	160	770
June 30, 2006	143	710
March 31, 2006	106	665
December 31, 2005	84	705